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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

  Chemical Banking Corporation (To Be Renamed The Chase Manhattan Corporation)
             (Exact name of registrant as specified in its charter)

             Delaware                                       13-2624428
(State of incorporation or organization)                  (I.R.S. Employer
                                                          Identification No.)

 270 Park Avenue, New York, New York                           10017
(Address of principal executive offices)                     (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. / /


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. / /


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Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class                         Name of each exchange on which
         to be so registered                         each class is to be registered
         -------------------                         ------------------------------

Common Stock Subscription Warrants                   New York Stock Exchange, Inc.




Securities to be registered pursuant to Section 12(g) of the Act:



                                      None
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                                (Title of Class)



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The securities to be registered hereunder are 2,147,266 common stock subscription warrants (the "Warrants") exercisable for an aggregate of 2,233,157 shares of Common Stock, par value $1.00 per share, of Chemical Banking Corporation (the "Registrant").

                  Effective March 31, 1996, The Chase Manhattan Corporation ("Chase") will merge with and into the Registrant. The Registrant will be the surviving corporation in such merger and will continue its corporate existence under Delaware law under the name "The Chase Manhattan Corporation." In connection with such merger, the Registrant will assume all the obligations of Chase under the Warrant Agreement, dated as of July 24, 1992 (the "Warrant Agreement"), between Chase and Mellon Securities Trust Company, as warrant agent, such assumption to occur pursuant to the Agreement and Plan of Merger, dated as of August 27, 1995, between the Registrant and Chase, Section 259 of the Delaware General Corporation Law and the Warrant Agreement.

                  A description of the Warrants is set forth under the caption "DESCRIPTION OF WARRANTS AND PLAN OF DISTRIBUTION-- General" in the Prospectus included in the Registration Statement of the Registrant on Form S-3 filed March 4, 1996 (Registration No. 333-01415) and is incorporated herein by reference.

ITEM 2.   EXHIBITS.

         1        Form of Warrant Certificate (incorporated by reference to
                  Exhibit 1.1 of the Registration Statement on Form 8- A dated May 6, 1993 of The Chase Manhattan Corporation)

         2 Warrant Agreement, dated as of July 24, 1992, between The Chase Manhattan Corporation and Mellon Securities Trust Company, as warrant agent (incorporated by reference to Exhibit 1.2 of the Registration Statement on Form 8-A dated May 6, 1993 of The Chase Manhattan Corporation)

         3 Restated Certificate of Incorporation of Chemical Banking Corporation (incorporated by reference to Exhibit 3.1 of the Annual Report on Form 10-K dated December 31, 1993 of Chemical Banking Corporation)

         4 Certificate of Designations of the Adjustable Rate Cumulative Preferred Stock, Series L, of Chemical Banking Corporation (incorporated by reference to Exhibit 2 of the Registration Statement on Form 8-A dated June 6, 1994 of Chemical Banking Corporation)

         5 Form of Restated Certificate of Incorporation of Chemical Banking Corporation


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         6        By-laws of Chemical Banking Corporation, as amended
                  (incorporated by reference to Exhibit 3.2 of the Annual Report on Form 10-K dated December 31, 1993 of Chemical Banking Corporation)



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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                  CHEMICAL BANKING CORPORATION
                                                    (To Be Renamed The Chase
                                                      Manhattan Corporation)

DATED:  March 13, 1996                            By: /s/ John B. Wynne
                                                      ------------------
                                                      Name:  John B. Wynne
                                                      Title: Secretary


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                                  EXHIBIT INDEX

Exhibit No.                         Description                                            Page No.
-----------                         -----------                                            --------


   1          Form of Warrant Certificate (incorporated by reference to Exhibit
              1.1 of the Registration Statement on Form 8-A of The Chase
              Manhattan Corporation dated May 6, 1993)

   2          Warrant Agreement, dated as of July 24, 1992, between The Chase
              Manhattan Corporation and Mellon Securities Trust Company, as warrant agent (incorporated by reference to Exhibit 1.2 of the Registration Statement on Form 8-A of The Chase Manhattan
              Corporation dated May 6, 1993)

   3          Restated Certificate of Incorporation of Chemical Banking
              Corporation (incorporated by reference to Exhibit 3.1 of the Annual Report on Form 10-K dated December 31, 1993 of Chemical
              Banking Corporation)

   4          Certificate of Designations of the Adjustable Rate Cumulative
              Preferred Stock, Series L, of Chemical Banking Corporation
              (incorporated by reference to Exhibit 2 of the Registration
              Statement on Form 8-A dated June 6, 1994 of Chemical Banking
              Corporation)

   5          Form of Restated Certificate of Incorporation of Chemical
              Banking Corporation



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
Exhibit No.                         Description                                            Page No.
-----------                         -----------                                            --------

   6 By-laws of Chemical Banking Corporation, as amended (incorporated by reference to Exhibit 3.2 of the Annual Report on Form 10-K dated December 31, 1993 of Chemical Banking Corporation)




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